KABANI & COMPANY, INC.
                          Certified Public Accountants
                          8700 Warner Avenue, Suite 200
                        Fountain Valley, California 92708













                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

     We consent to the use of our reports dated March 11, 2003, with respect to the financial statements of American Construction Company, included in a Form SB-2 Registration Statement of American Construction Company.




                                                 /s/ Kabani & Company, Inc.

                                                 Kabani & Company, Inc.

Fountain Valley, California
July 10, 2003















                                                                    Exhibit 23.1
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